EXHIBIT 99.1

TIAA REAL ESTATE ACCOUNT
FREQUENTLY ASKED QUESTIONS

A.	Investment Objective and Strategy/Account Composition

A1.	About the TIAA Real Estate Account

A2.	What are the investment objective and the investment strategy of the Real Estate Account?

A3.	What can the Real Estate Account invest in?

A4.	Are investments in the Real Estate Account leveraged?

A5.	Are the Real Estate Account’s investments wholly-owned or are there joint-venture partnerships?

A6.	Is the Real Estate Account invested in any international properties?

A7.	What is the Real Estate Account’s target asset allocation across property types and regions?

A8.	How is risk managed by the Real Estate Account?

B.	ACCOUNT MANAGEMENT AND PROCESS

B1.	How is the Real Estate Account managed?

B2.	How is the real estate research function organized?

B3.	How are properties selected for the Real Estate Account?

B4.	How are properties allocated between the various real estate portfolios managed by TIAA -CREF?

B5.	Who manages the properties owned by the Real Estate Account?

B6.	Why is the expense ratio of the Real Estate Account higher than that of other TIAA-CREF products?

B7.	How does the Real Estate Account guarantee liquidity?

B8.	What is the Real Estate Account’s policy on holding cash?

B9.	Are the properties in the Real Estate Account insured for losses due to natural disasters, terrorism or vandalism?

B10.	How is risk managed in the Real Estate Account?

TIAA REAL ESTATE ACCOUNT
FREQUENTLY ASKED QUESTIONS

C.	Account and Property Valuation

C1.	How are properties in the Real Estate Account valued?

C2.	How are daily unit values derived for the Real Estate Account when real estate transactions don’t occur every day?

C3.	What is a capitalization rate?

D.	Participant Transactions

D1.	How often can I transfer/sell units in and out of the Real Estate Account?

D2.	Why are transfers in and out of the Real Estate Account limited?

D3.	How does the Real Estate Account guarantee liquidity?

D4.	What is the role of the independent fiduciary as it pertains to TIAA’s ownership of liquidity units?

E.	Account Investment Risks

E1.	What are the Real Estate Account’s investment risks?

E2.	Are the properties in the Real Estate Account insured for losses due to natural disasters, terrorism or vandalism?

E3.	How is risk managed in the Real Estate Account?

F.	Performance: Risk and Return Indicators

F1.	What are the Internal Rates of Return (IRR) for the Real Estate Account?

F2.	What are the historical total returns of the Real Estate Account?

F3.	Is the Real Estate Account included in a GIPS compliant composite?

F4.	How does the Real Estate Account’s performance compare to that of its benchmark?

F5.	Is there a direct real estate peer group or Morningstar category for the Real Estate Account?

F6.	What is the Real Estate Account’s beta?

F7.	What is the Real Estate Account’s volatility and how does it compare to that of other asset classes?

F8.	Is the Real Estate Account a good diversifier?

G.	Miscellaneous

G1.	Is there a difference between investing in the Real Estate Account and a REIT (Real Estate Investment Trust) fund?

G2.	Where can I get more detailed information about the Real Estate Account?

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TIAA REAL ESTATE ACCOUNT
FREQUENTLY ASKED QUESTIONS

A.	INVESTMENT OBJECTIVE AND STRATEGY/ACCOUNT COMPOSITION

A1.	ABOUT the TIAA Real Estate Account

The TIAA Real Estate Account provides an option for individual plan participants under individual and group accumulating annuity contracts and payout annuity contracts to have an allocation to an investment option invested primarily in directly-owned commercial and multi-family real estate assets while offering guaranteed daily liquidity, subject to certain restrictions and limitations.

Please see the Real Estate Account Prospectus for more information.

A2.	What are the investment OBJECTIVE AND THE INVESTMENT strategy of the Real Estate Account?

Investment Objective.

The TIAA Real Estate Account (The Account) investment strategy seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments. The Account also invests in publicly traded securities and other investments that are easily converted to cash to purchase or improve properties, cover expenses or make redemptions.

Investment Strategy

The Real Estate Account seeks to have between 75% and 85% of its net assets invested directly in real estate or real estate-related investments (including real estate-related securities). The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family residential properties. These ownership interests may be held through joint ventures. The Account is targeted to hold between 65% and 80% of its assets in such direct ownership interests. On a long-term basis, the Account targets to hold no more than 10% of its net assets in liquid real estate-related securities.

The Account will invest the remaining portion of its assets in non-real estate-related publicly traded liquid investments: namely, U.S. Treasury securities, securities issued by U.S. government agencies or sponsored entities, corporate debt securities, money market instruments and stock of companies that do not primarily own or manage real estate. The Account targets to hold no more than 25% of its net assets in such non-real estate-related liquid investments.

There will be periods of time (as occurred most recently between late 2008 and mid-2010) during which the Real Estate Account’s non-real estate-related liquid investments (which are intended to comprise between 15% and 25% of the Account’s net assets) will comprise less than 15% (and possibly less than 10%) of the Real Estate Account’s assets, particularly during and immediately following periods of significant net participant outflows. In addition, the Account, from time to time and on a temporary basis, may hold in excess of 25% of its net assets in non-real estate-related liquid investments, particularly during times of significant inflows into the Account and/or when there are a lack of attractive real estate-related investments available in the marketplace.

Finally, primarily due to management’s need to manage fluctuations in cash, in particular during and immediately following periods of significant participant net transfer activity into or out of the Account, it may, on a temporary basis (i) exceed the upper end of its targeted holdings (currently 35% of the Account’s net assets)

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FREQUENTLY ASKED QUESTIONS

in liquid securities of all types, including both publicly-traded non-real estate-related liquid investments and liquid real estate-related securities, such as REITs and CMBS, or (ii) be below the low-end of its targeted holdings in such liquid securities (currently 15% of the Account’s net assets).

A3.	What can the Real Estate Account invest in?

The Real Estate Account can invest in, but is not limited to investing in, the following:

Real estate-related assets:

•	Direct ownership interests in real estate,

•	Direct ownership of real estate through interests in joint ventures,

•	Indirect interests in real estate through real estate-related securities, such as:

•	real estate limited partnerships,

•	real estate investment trusts (REITs), which may consist of common or preferred stock interests,

•	investments in equity or debt securities of companies whose operations involve real estate (i.e., that primarily own or manage real estate) but that may not be REITs, and

•	conventional mortgage loans, participating mortgage loans and collateralized mortgage obligations, including commercial mortgage-backed securities (CMBS) and other similar investments.

Non-real estate-related assets:

•	U.S. Treasury securities,

•	securities issued by U.S. government agencies or U.S. government sponsored entities,

•	corporate debt securities,

•	money market instruments, and

•	stock of companies that do not primarily own or manage real estate.

Please see the TIAA Real Estate Account Form 10-K for its latest portfolio composition.

A4.	Are investments in the Real Estate Account leveraged?

The Account may borrow money and assume or obtain a mortgage on a property— i.e., make leveraged real estate investments. The Account may use leverage within certain limitations. Under the Account’s current investment guidelines, management intends to maintain the Account’s “loan-to-value ratio” at or below 30%. The Account’s loan-to-value ratio at any time is based on the outstanding principal amount of the Account’s debt to the Account’s total gross asset value. This ratio will be measured at the time of any debt incurrence and will be assessed after giving effect thereto.

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TIAA REAL ESTATE ACCOUNT
FREQUENTLY ASKED QUESTIONS

For more information, please refer to the general investment and operating policies section of the latest Real Estate Account’s Prospectus.

As of December 31, 2012, the Account’s loan-to-value ratio was approximately 21%. As the Real Estate Account’s total assets fluctuate from time to time (due to valuation adjustments on the underlying assets or otherwise), the Account’s total borrowings as a percentage of its assets will fluctuate, even without the incurrence of additional leverage at such time. On any individual property, leverage is limited to 70% of the value of the property at the time of purchase (i.e., when debt is placed). For example, if the Account purchases a property for $10 million, it may obtain a mortgage of $7 million and provide $3 million in cash. If a property purchased with debt declines in value, leverage may then exceed 70% of the value of the property.

A5.	Are the Real Estate Account’s investments wholly-owned or are there joint-venture partnerships?

While the majority of the Real Estate Account’s investments are wholly-owned, it does hold property with co-ownership through a variety of joint ventures.

A6.	Is the Real Estate Account invested in any international properties?

As of December 31 2012, the Real Estate Account held two investments outside of the United States: an office property in London and a retail property in Paris. In the first quarter of 2013, the Account disposed of its office property in London.

A7.	What is the Real Estate Account’s target asset allocation across property types and regions?

An annual business plan is prepared that provides an overall strategy for the Real Estate Account. As part of this plan, certain geographic markets are targeted based on extensive research. In addition to geographic diversification, property-type (sector) diversification is also a factor in the selection of properties. These geographic and sector allocation decisions are driven by a variety of factors, including market conditions, how the property-type and location complement the Account’s existing assets, the availability of the product-type and cash available to invest. The strategy is implemented by senior management and a team of acquisition professionals.

For more information on the Account’s current portfolio, please see the TIAA Real Estate Account Form 10-K.

A8.	How is risk managed by the Real Estate Account?

The objective of the Real Estate Account is to maximize total return while maintaining an acceptable level of risk. That level of risk is managed through geographic and property-type asset diversification, extensive analysis of tenants’ credit and appropriate diversification of future lease expirations. Investments are primarily made in core assets that are generally stable. In addition, hold/sell analyses are performed on a regular basis to determine the optimal time to sell assets.

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TIAA REAL ESTATE ACCOUNT
FREQUENTLY ASKED QUESTIONS

B.	Account Management and Process

B1.	How is the Real Estate Account managed?

The Real Estate Account is managed by members of the TIAA-CREF Global Real Estate team. The team consists of more than 100 real estate professionals and is responsible for the management of approximately $19 billion (as of 12/31/2012) in direct real estate investments and real estate-related funds, which includes assets outside of the Real Estate Account portfolio. The Portfolio Management team consists of asset management team members and other real estate professionals who manage direct real estate assets, real estate investment trusts (REITs), other real estate-related investments and the short-term holdings of the Account.

For more information, please see the latest Real Estate Account’s Prospectus — Appendix A, under the Portfolio Management Team section.

B2.	How is the real estate research function organized?

The TIAA Global Real Estate group, including the Real Estate Account, is supported by a dedicated team of research professionals, including a Ph.D. economist. Through a combination of internal analysis and a wide array of external data and resources, the research team provides an in-depth evaluation of the real estate and capital markets, local demographics and the underlying macroeconomic forces that affect real estate market conditions.

B3.	How are properties selected for the Real Estate Account?

An annual business plan is prepared that provides an overall strategy for the Real Estate Account. As part of this plan, certain geographic markets are targeted based on extensive research. In addition to geographic diversification, property-type (sector) diversification is also a factor in the selection of properties. These decisions are driven by a variety of factors, including market conditions and how the property-type and location complement the Account’s existing assets. The strategy is implemented by senior management and a team of acquisition professionals.

B4.	How are properties allocated between the various real estate portfolios managed by TIAA?

All TIAA real estate portfolios actively purchase real estate investments. However, the accounts or funds are to a certain extent managed with different investment strategies, helping to minimize situations in which they compete for the same transactions.

When two or more portfolios do have interest in acquiring the same property or properties, a strict rotation system is used whereby the interested account highest on the list will be allowed to pursue the transaction first, and then that account will drop to the bottom of the rotation for new investments in that particular sector. This rotational system is employed on a sector-by-sector basis in the office, retail, industrial and multifamily sectors. This means that an account (including the Real Estate Account) could, at any one time, be at the top or the

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TIAA REAL ESTATE ACCOUNT
FREQUENTLY ASKED QUESTIONS

bottom of the rotation for new investment opportunities in the four sectors in which the Real Estate Account invests.

If only one account is interested in a specific property or properties, that account will be allocated the opportunity with no change in its position in the rotation. In addition, there may be circumstances where multiple properties are presented to TIAA for sale as a single acquisition opportunity, and the proposed price is inclusive of all the properties. If more than one account has interest in all or a portion of such bundled acquisition opportunity, TIAA’s acquisition staff will investigate with the seller whether the properties can be unbundled and offered to the accounts on an individual basis and the sector-based rotation system described above will apply. An asset allocation oversight committee made up of senior officers at TIAA will review and discuss, on a quarterly basis, the allocations made during the previous quarter based on this allocation procedure.

For more information, please see the latest Real Estate Account Prospectus, under the section Establishing and Managing the Account — The Role of TIAA.

B5.	Who manages the properties owned by the Real Estate Account?

The Real Estate Account typically hires nationally or regionally recognized commercial real estate property management firms, which have local companies or offices to perform the onsite daily management of the properties.

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TIAA REAL ESTATE ACCOUNT
FREQUENTLY ASKED QUESTIONS

B6.	WHY IS THE EXPENSE RATIO FOR THE REAL ESTATE ACCOUNT HIGHER THAN THAT OF OTHER TIAA-CREF PRODUCTS?

The Real Estate Account’s expense ratio is high in relation to other TIAA-CREF retirement products for several reasons. The Real Estate Account incurs expenses that do not affect other TIAA-CREF investment products, including independent fiduciary fees, appraisal fees, the liquidity guarantee premium and in-house asset management fees. However, it should be noted that when compared to the expense fees charged by competing variable annuities and open-end mutual fund products across all Morningstar categories, the Real Estate Account’s expense ratio is relatively low.*

*	The current total estimated annual expense deduction from the Account’s net assets is 0.92% for the period May 1, 2012 to April 30, 2013.

For more information, please see the latest Real Estate Account Prospectus, under the Expense Deductions section.

B7.	How does the Real Estate Account guarantee liquidity?

The Real Estate Account has historically held between 15% and 25% of its net assets in non-real estate-related publicly traded liquid securities – i.e., U.S. Treasury securities, government agency bonds and cash and commercial paper, in accordance with its stated investment strategy. In addition, the Account holds liquid real estate-related securities, such as REITs and commercial mortgage backed-securities, from time to time. However, the Real Estate Account’s holdings in liquid securities of all types decreased below 15% of its net assets between September 2008 and July 2010, primarily due to significant participant redemption activity, which took place during that period of time.

The Real Estate Account’s liquid assets, together with cash flow from operating activities and participant transactions, are available to purchase additional suitable real estate, to meet the Account’s expense needs and participant redemption requests (i.e., cash withdrawals, benefit payments, or transfers). In addition, under the Real Estate Account’s investment guidelines, the Account may borrow money (subject to the leverage limitations as explained in FAQ # A4).

In the event that the Real Estate Account’s level of liquidity is not sufficient to guarantee that its participants may redeem their accumulation units, the TIAA General Account will purchase accumulation units issued by the Real Estate Account (sometimes called liquidity units) in accordance with its liquidity guarantee. The cost of this guarantee is embedded in the overall expense charge of the Real Estate Account. This liquidity guarantee is not a guarantee of either investment performance or the value of units in the Real Estate Account.

Pursuant to this liquidity guarantee, the TIAA General Account purchased $1.2 billion in the aggregate of liquidity units in multiple transactions during December 2008 and the first half of 2009. Management cannot predict the extent to which future liquidity unit purchases, if any, will be required under this liquidity guarantee. The independent fiduciary is vested with oversight and approval over any redemption of TIAA’s liquidity units, acting in the best interests of Real Estate Account participants.

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TIAA REAL ESTATE ACCOUNT
FREQUENTLY ASKED QUESTIONS

As previously disclosed, the independent fiduciary has indicated to management that it intends to initiate systematic redemptions of the liquidity units held by the TIAA General Account from time to time, as long as certain conditions were met.

In accordance with this intent, the independent fiduciary has caused the redemption of the liquidity units originally held by TIAA, as follows. Approximately one-quarter of such units were redeemed evenly over the business days in each of June, September and December 2012, representing a total of $940.3 million redeemed during 2012, and the independent fiduciary has caused the commencement of the redemption of the remaining units throughout the business days in March 2013. There is no guarantee that such redemptions will occur, as the timing of redemptions is in the discretion of the independent fiduciary.

For more information, please see the latest Real Estate Account Prospectus under Establishing and Managing the Account – The Role of TIAA in the section entitled “Liquidity Guarantee”.

B8.	What is the Real Estate Account’s policy on holding cash?

Cash and cash equivalents are generally held in the form of liquid securities that are easily converted to cash. Please see the FAQ # B7 above for additional information.

B9.	Are the properties in the Real Estate Account insured for losses due to natural disasters, terrorism or vandalism?

The Real Estate Account’s managers attempt to obtain comprehensive insurance on every building and property owned by the portfolio. Investors should be aware, however, that in specific markets, certain types of insurance coverage may be either unavailable or prohibitively priced, and that insurance coverage may not always be adequate to cover all losses.

B10.	How is risk managed IN the Real Estate Account?

The objective of the Real Estate Account is to maximize total return while maintaining an acceptable level of risk. That level of risk is managed through geographic and property-type asset diversification, extensive analysis of tenants’ credit and appropriate diversification of future lease expirations. Investments are primarily made in core assets that are generally stable. In addition, hold/sell analyses are performed on a regular basis to determine the optimal time to sell assets.

For more information, please see the section of the latest Real Estate Account Prospectus entitled “Risks”.

C.	Account and Property Valuation

C1.	How are properties in the Real Estate Account valued?

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TIAA REAL ESTATE ACCOUNT
FREQUENTLY ASKED QUESTIONS

The properties are valued on a fair value basis. Each property is valued on a quarterly basis by independent third-party appraisers who are MAI (Member, Appraisal Institute) or its European equivalent, RICS (Royal Institute of Chartered Surveyors) certified appraisers. MAI and RICS are professional designations for appraisers who are experienced in the valuation and evaluation of commercial, industrial, residential and other types of properties. TIAA’s internal appraisal staff (which is a separate unit from the Global Real Estate group) is comprised of MAI (or RICS) certified appraisers and oversees the entire appraisal process, in conjunction with the Account’s independent fiduciary. Additional appraisals and valuations of the Account’s properties may be performed outside of the quarterly appraisal process as facts and circumstances at a specific property change (for example, when bids are obtained for properties held for sale, and/or upon the insolvency of a large tenant or tenants). The Real Estate Account’s independent fiduciary oversees the entire valuation process and can also require additional appraisals if it believes a property’s value might have changed materially and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. The independent fiduciary must also approve any valuation change where a property’s value changed by more than 6% from the most recent independent annual appraisal, or if the value of the Account would change by more than 4% within any calendar quarter or more than 2% since the prior month.

The fair value of a real estate property is an estimate of the most probable price for which a property would sell in a competitive market environment under all conditions requisite to a fair sale. Determination of fair value involves judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction.

The property appraisals are performed in accordance with the Uniform Standards of Professional Appraisal Practices (USPAP), the real estate industry standards created by the Appraisal Foundation (or equivalent standards for a non-U.S. property). Where there is a mortgage on the property, it is valued and reported separately and the property is valued as if it were free and clear of the mortgage. When conducting appraisals, appraisers consider the three approaches to value: The cost approach, the sales comparison approach and the income approach. In most cases, when appraising an income-producing property, the income approach is the most relevant method, specifically the discount cash flow analysis. However, in some cases, an income approach via direct capitalization may be appropriate.

For more information, please refer to the latest TIAA Real Estate Account Form 10-K or the Real Estate Account’s Prospectus under the section Valuing the Account’s Assets.

C2.	How are daily unit values derived for the Real Estate Account when real estate transactions don’t occur every day?

The assets of the Real Estate Account are valued at the close of each business day. The values of the properties are adjusted daily to account for capital expenditures and appraisals as they occur. In general, the Account obtains appraisals for each real estate property on a quarterly basis, which is intended to result in appraisal adjustments, and thus adjustments to the valuation of the Real Estate Account’s holdings (to the extent adjustments are needed) that happen regularly throughout each quarter and not on one specific day in each period. In addition, an estimated daily equivalent of net operating income is taken into consideration and is adjusted for actual transactional activity. The remaining assets in the Account are primarily marketable securities that are priced on a daily basis.

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It is important to note that the Real Estate Account generally obtains appraisals on a quarterly basis (although more frequent valuations or appraisals may occur as specific facts and circumstances at a specific property change) and as such, there may be circumstances in the interim in which the true realizable value of a property is not reflected in the Real Estate Account’s daily net asset value calculation or in the Real Estate Account’s periodic financial statements. This disparity may be more apparent when the commercial and/or residential real estate markets experience an overall and possibly dramatic decline (or increase) in property values in a relatively short period of time between appraisals. For example, appraised property values may prove to be too high in a rapidly declining commercial real estate market, and appraised values may not reflect the actual realizable value of a real estate asset that would be obtained in a rush sale where time was of the essence.

For more information, please see the section of the latest Real Estate Account Prospectus entitled “Risks”.

C3.	What is a capitalization rate?

A capitalization rate (cap rate) can be described as a property’s income yield, calculated as net operating income divided by property value and expressed as a percentage. It can be calculated using historical net operating income or projected net operating income. Cap rates are often used to estimate property values when detailed cash flow analyses are not available. Estimated cap rates are generally derived from observing sales prices of competitively similar properties adjusted for geographic and property specific differences.

D.	Participant Transactions

D1.	HOW OFTEN CAN I TRANSFER/SELL UNITS IN AND OUT OF THE REAL ESTATE ACCOUNT?

Transfers and Withdrawals out of the Account
Transfers out of the Real Estate Account to a TIAA or CREF account or into another investment option can be executed at any time but are limited to once per calendar quarter, although some plans may allow systematic transfers that result in more than one transfer per calendar quarter and certain other limited exceptions to this restriction apply.

Transfers into the Account
Generally, participants may transfer funds into the Real Estate Account at any time (subject to the terms of an employer’s plan and applicable law). Individual participants are limited from making “internal funding vehicle transfers” into their Account accumulation if, after giving effect to such transfer, the total value of such participant’s Account accumulation (under all contracts issued to such participant) would exceed $150,000. This limitation is subject to certain exceptions, which are described below and identified in more detail in the relevant contract or endorsement form. As of the date hereof, all jurisdictions in which the Account is offered have approved this limitation, but the effective date of the limitation as applies to an individual participant will be reflected on his or her contract or endorsement form.

This limitation applies only to contracts in the pay-in stage (i.e. deferred annuity contracts). The limitation will not apply to contracts in the pay-out stage (i.e. immediate annuity contracts) and certain group contracts. Minimum Distribution Option (MDO) contracts will be subject to the limitation and treated like a deferred annuity contract.

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Under this limitation, an “internal funding vehicle transfer” means the movement (or attempted movement) of accumulations from any of the following to the Account:

•	a TIAA Traditional Annuity accumulation,
•	a TIAA Real Estate Account accumulation (from one contract to another),
•	a companion College Retirement Equities Fund (CREF) certificate,
•	an Investment Account accumulation, and
•	any other funding vehicle accumulation that is administered by TIAA or CREF on the same record-keeping system as the contract.

There are exceptions to this limitation, including:

•	Systematic Transfers
•	Automatic Rebalancing Activity
•	Transfer Payout Annuity (TPA) payments
•	Any transaction arising from a TIAA-sponsored advice product/service

This limitation does not apply to most types of premium contributions. The $150,000 threshold, as well as the specific transactions to which the limitation applies, will be reevaluated periodically and may be adjusted by TIAA.

Please read the latest Real Estate Account Prospectus carefully for more information.

D2.	Why are transfers in and out of the real estate account limited?

Transfers in and out of the Real Estate Account are limited because excessive transfer activity can make prudent cash management more challenging for the Account’s management team. The Account’s investment strategy is to invest between 75% and 85% of its net assets in real estate and real estate-related investments, and a key aspect of the Account’s strategy is not to be a market timer in purchasing and disposing of directly owned real estate properties. In essence, the Account is traditionally a real estate investor with a long-term perspective. Having participant inflows (and corresponding outflows) as predictable as possible allows the most efficient portfolio management from a long-term investment perspective, which we believe best serves the interests of participants.

In addition, the quarterly restriction on transfers out of the Account was imposed to dissuade investors with a short-term investment horizon and/or market timing strategists from using the Account for speculative purposes or short-term gains, which could work to the detriment of all other participants. Real estate assets are not as liquid as public market securities; they generally require a longer-term investment horizon and require an extended period of time to buy and sell.

D3.	How does the Real Estate Account guarantee liquidity?

The Real Estate Account has historically held between 15% and 25% of its net assets in non-real estate-related publicly traded liquid securities – i.e., U.S. Treasury securities, government agency bonds, cash and commercial paper, in accordance with its stated investment strategy. In addition, the Account holds liquid real estate-related securities, such as REITs and commercial mortgage backed-securities, from time to time. However, the Real Estate Account’s holdings in liquid securities of all types decreased below 15% of its net

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assets between September 2008 and July 2010, primarily due to significant participant redemption activity, which took place during that period of time.

The Real Estate Account’s liquid assets, together with cash flow from operating activities and participant transactions, are available to purchase additional suitable real estate, to meet the Account’s expense needs and participant redemption requests (i.e., cash withdrawals, benefit payments, or transfers). In addition, under the Real Estate Account’s investment guidelines, the Account may borrow money (subject to the leverage limitations as explained in FAQ # A4).

In the event that the Real Estate Account’s level of liquidity is not sufficient to guarantee that its participants may redeem their accumulation units, the TIAA General Account will purchase accumulation units issued by the Real Estate Account (sometimes called liquidity units) in accordance with its liquidity guarantee. The cost of this guarantee is embedded in the overall expense charge of the Real Estate Account. This liquidity guarantee is not a guarantee of either investment performance or the value of units in the Real Estate Account.

Pursuant to this liquidity guarantee, the TIAA General Account purchased $1.2 billion in the aggregate of liquidity units in multiple transactions during December 2008 and the first half of 2009. Management cannot predict the extent to which future liquidity unit purchases, if any, will be required under this liquidity guarantee. The independent fiduciary is vested with oversight and approval over any redemption of TIAA’s liquidity units, acting in the best interests of Real Estate Account participants.

As previously disclosed, the independent fiduciary has indicated to management that it intends to initiate systematic redemptions of the liquidity units held by the TIAA General Account from time to time, as long as certain conditions were met.

In accordance with this intent, the independent fiduciary has caused the redemption of the liquidity units originally held by TIAA, as follows. Approximately one-quarter of such units were redeemed evenly over the business days in each of June, September and December 2012, representing a total of $940.3 million redeemed during 2012, and the independent fiduciary has caused the commencement of the redemption of the remaining units throughout the business days in March 2013. There is no guarantee that such redemptions will occur, as the timing of redemptions is in the discretion of the independent fiduciary.

For more information, please see the Real Estate Account Prospectus under Establishing and Managing the Account – The Role of TIAA in the section entitled “liquidity guarantee”.

D4.	WHAT IS THE ROLE OF THE INDEPENDENT FIDUCIARY as it pertains to TIAA’s ownership of liquidity units?

As disclosed in the Real Estate Account’s prospectus, among other responsibilities, the Real Estate Account’s independent fiduciary (Real Estate Research Corporation) has certain responsibilities with respect to TIAA’s purchase of liquidity units, including among other things, reviewing the purchase and redemption of liquidity units by TIAA to ensure the Real Estate Account uses the correct unit values. In addition, the independent fiduciary’s responsibilities include establishing the percentage of total accumulation units that TIAA’s ownership should not exceed (the “trigger point”) and creating a method for changing the trigger point, as well as participating in any reduction of TIAA’s ownership interest below the trigger point.

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For more information regarding the role of the independent fiduciary, please refer to the TIAA Real Estate Account Prospectus.

E.	Account Investment Risks

E1.	What are the Real Estate Account’s investment risks?

The Real Estate Account is subject to certain risks, which include but are not limited to, market and investment style risk, as well as valuation risk. The ownership of real estate has specific risks in addition to the risks associated with general economic conditions, including fluctuations in property values, fluctuations in expenses, lower income than expected, risks associated with appraisals, risks associated with participant transactions, risks and costs associated with the use of leverage, potential uninsured losses, potential environmental problems and other possible liabilities. The Account’s concentration in the real estate sector (and in particular, to the extent it may be concentrated in one sub-sector within the real estate sector, such as office or retail properties) makes it subject to greater risk and more volatility than diversified portfolios, and its value may be substantially influenced by economic events affecting the real estate industry at the time.

For a detailed discussion of the investment risks associated with the Real Estate Account, please see the TIAA Real Estate Account Prospectus, under the Risks section.

E2.	Are the properties in the Real Estate Account insured for losses due to natural disasters, terrorism or vandalism?

The Real Estate Account’s managers attempt to obtain comprehensive insurance on every building and property owned by the portfolio. Investors should be aware, however, that in individual markets, certain types of insurance coverage may be either unavailable or prohibitively priced, and that insurance coverage may not be adequate to cover all losses.

E3.	HOW IS RISK MANAGED IN THE REAL ESTATE ACCOUNT?

The objective of the Real Estate Account is to maximize total return while maintaining an acceptable level of risk. That level of risk is managed through geographic and property-type asset diversification, extensive analysis of tenants’ credit and appropriate diversification of future lease expirations. Investments are primarily made in core assets that are generally stable. In addition, hold/sell analyses are performed on a regular basis to determine the optimal time to sell assets.

F.	Performance: Risk and Return Indicators

F1.	What are the Internal Rates of Return (IRR) for the Real Estate Account?

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While the IRR may be calculated for the underlying properties within the Real Estate Account, it is neither an applicable measurement nor a good indication of performance for open-end accounts such as the TIAA Real Estate Account. In open-end accounts, a manager has little control over the timing of participant cash flows into or out of the Account.

F2.	What are the historical total returns of the Real Estate Account?

Please see annual total returns in table below.

TIAA REAL ESTATE ACCOUNT

ANNUAL RETURNS

inception DATE: 10/02/1995

YEAR	TOTAL RETURN (%)
1995*	1.32*
1996	8.33
1997	10.07
1998	8.07
1999	8.17
2000	10.66
2001	6.29
2002	3.41
2003	7.50
2004	12.57
2005	14.02
2006	14.04
2007	13.80
2008	-14.15
2009	-27.64
2010	13.29
2011	12.99
2012	10.06

*	The 1995 performance figure represents three months of cumulative returns. The Account’s inception date was October 2, 1995.

TIAA REAL ESTATE ACCOUNT

investment performance summary

for period ending DECEMBER 31, 2012

Net Assets (in $Mil.) 12/31/12	$14,861
Expense Ratio (BPS)**	92
1 Year (1/1/12 to 12/31/12)	10.06%
5 Year (1/01/08 to 12/31/12)	-2.63%
10 Year (1/01/03 to 12/31/12)	4.60%
Inception Date	10/02/95

**	Current estimated annual expense deductions from the Account’s net assets for the period May 1, 2012 to April 30, 2013.

The performance data quoted represents past performance and is no guarantee of future results. Your returns and the principal value of your investment will fluctuate so that your accumulation units or shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted herein. For performance current to the most recent month, visit http://www.tiaa-cref.org or call 888 842-0318.

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F3.	Is the Real Estate Account included in a GIPS® compliant COMPOSITE?

Yes. TIAA-CREF is compliant with the GIPS® (Global Investment Performance Standards). Since the TIAA Real Estate Account is discretionary, it is included in the GIPS compliant TIAA-CREF Domestic Real Estate Composite, which presents performance that is calculated in compliance with GIPS Standards.

TIAA-CREF is a group of companies that manages domestic, international and global investment strategies for clients worldwide and provides insurance-related financial services. Effective 12/31/07, 7/1/09 and 12/31/11, the firm was redefined to exclude the following separate and distinct businesses: the Wrap-fee/SMA business, the Private Asset Management/Individual Trust Services business and the Covariance Capital Management business, respectively. These exclusions have resulted in changes to the Firm-wide AUM (assets under management) prospectively.

A fully compliant GIPS Composite presentation and/or a list and description of all firm composites may be available upon request. For more information about GIPS compliance and presentations, please contact your relationship manager or call 212.490.9000 ext. 23-7183.

F4.	How does the TIAA Real Estate Account’s performance compare to THAT OF its benchmark?

The TIAA Real Estate Account is a unique product that invests primarily in directly-owned real estate and other real estate-related assets, such as real estate investment trust (REIT) common stocks, as well as liquid short-term investments. The “Total Return” of the Account represents actual changes in unit values as reported to Account participants in the Account’s historical financial statements; in other words, the Total Return represents the actual performance of the Account.

However, management believes that a comparison of only the Account’s Total Return performance to that of a broad-based index or benchmark is not meaningful for investors, given its unique liquidity guarantee feature.

In order to provide relative measures for comparison, the Real Estate Account has chosen to measure its performance against two externally published composite indices; 1) NCREIF Fund Index Open End Diversified Core Equity (“NFI-ODCE”) and 2) NCREIF Property Index-Open End (“NPI”). As a result, the Account will publish an “Adjusted Total Return” and an “Unlevered Property Level Return” that can be compared with the aforementioned indices. In order to derive the Adjusted Total Return, the Account’s total return is adjusted by removing the effect of (i) cash and all non-real estate-related marketable securities (collectively, “Liquid Assets”) held by the Account at the end of each period (only to the extent such Liquid Assets comprised 15% of the Account’s net assets as of such dates) and (ii) the expense charge associated with the liquidity guarantee provided to the Account by TIAA. Management believes that adjusting the total return of the Account allows for an analysis that is substantially more commensurate with other open-ended direct real estate products that may not have a guaranteed liquidity feature embedded in the product, such as those products that are components of the NFI-ODCE. It’s important to note that the Adjusted Total Return should be considered along with, but not as an alternative to, total return as a measure of the Account’s performance.

The NPI provides investors with an index that can be used to compare returns that are attributable to the performance of directly-held commercial real estate. The Unlevered Property Level Returns of the Account, calculated by NCREIF, serve as the Account’s mark for real-estate specific returns.

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Please see the REA Quarterly Performance Analysis document for definitions and additional details on performance.

F5.	Is there a direct real estate peer group or Morningstar category for the TIAA Real Estate Account?

Due to the unique nature of the Account, it does not fit perfectly in any of the existing Morningstar categories. However, Morningstar currently includes the TIAA Real Estate Account in its Miscellaneous Variable Annuity (VA) universe. This categorization can and does result in ratings and rankings that may not be appropriate.

F6.	What is the Real Estate Account’s Beta?

The beta of a stock fund measures the volatility that a fund experiences relative to the stock market as a whole, as measured by a specific market index (such as the S&P 500® Index). The Real Estate Account invests in real properties, other real estate-related assets, including real estate investment trusts (REITs) and short-term instruments. Given that there is currently no publicly traded market or appropriate representative market index by which the TIAA Real Estate Account can be appropriately compared, beta is not a meaningful measure for the Account.

F7.	What is the Real Estate Account’s volatility and how does it compare to that of other asset classes?

When investors measure risk, they typically refer to the volatility of returns over time. Volatility is captured in the statistical measurement of standard deviation, which illustrates the degree to which returns tend to deviate from an average over a specific period of time. Clearly, the smaller the standard deviation, the less variability in returns from period to period, and theoretically, the less ‘risky’ the investment. Of course, volatility characteristics may change over time. There may be periods of stability followed by periods of turbulence over the history of an asset class. The following table shows the volatility of quarterly returns of various asset classes compared with that of the TIAA Real Estate Account.

standard deviation (%) annualized as of DECEMBER 31, 2012

	3 years 1/1/10 – 12/31/12	5 years 1/1/08 – 12/31/12	10 years 1/1/03 – 12/31/12
TIAA Real Estate Account	3.0	6.8	5.3
Stocks	15.3	19.0	14.8	S&P 500® Index
Bonds	2.4	3.5	3.6	Barclay’s U.S. Aggregate Bond Index
Cash	0.0	0.2	0.5	U.S. 30-Day Treasury Bills
REITs	17.0	30.5	24.4	FTSE NAREIT* All REIT Index

S&P 500 is a registered trademark and service mark of the McGraw-Hill Companies.
*	FTSE is a trademark of the London Stock Exchange plc and The Financial Times Limited. NAREIT (National Association of Real Estate Investment Trusts) is a trade association that represents U.S. real estate investment trusts (REITs) and publicly traded real estate companies.

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Calculations based on monthly total returns.
Index data source: Ibbotson Associates

As you can see in the table above, the volatility of the TIAA Real Estate Account has decreased to 3.0% over the past three years compared to 6.8% over the last five years and the 10 year volatility of 5.3%. The Account’s volatility over these periods is considerably below that of stocks and REITs as measured by the S&P 500 Index and the FTSE NAREIT All REIT Index, respectively. The Account’s volatility is somewhat above bonds as measured by the Barclay’s U.S. Aggregate Bond Index and, as expected, considerably above cash as measured by U.S. 30-Day Treasury Bills. There is no guarantee that such relative low volatility compared to stocks and REITs will continue going forward.

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F8.	Is the Real Estate Account a good diversifier?

	TIAA REA	STOCKS	BONDS	CASH
TIAA Real Estate Account	1.00	0.08	-0.10	0.30
Stocks	0.08	1.00	-0.01	0.04	S&P 500® Index
Bonds	-0.10	-0.01	1.00	0.05	Barclay’s U.S. Aggregate Bond Index
Cash	0.30	0.04	0.05	1.00	U.S. 30-Day Treasury Bills

Correlation matrix based on monthly total returns.
Index data source: Ibbotson Associates

The Account’s correlation to stocks and bonds is extremely low, at 0.08 and -0.10, respectively. The Account’s correlation to cash is higher, at 0.30, but it still offers diversification benefits to that asset class as well.

G.	Miscellaneous

G1.	Is there a difference between investing in the Real Estate Account and a REIT (Real Estate Investment Trust) Fund?

Yes. There are several differences. First, when you invest in the TIAA Real Estate Account, you are investing primarily in directly owned real estate. When you invest in a REIT fund, you invest in a fund that primarily buys securities of publicly-traded companies that own and manage direct real estate investments. Second, because there are active, liquid markets for REITs, there are typically no limitations on transfers in and out of REIT funds. Conversely, transfers out of the Real Estate Account are limited to once per calendar quarter. Please see FAQ D2 to see why transfers out of the Real Estate Account are limited. Third, under the Real Estate Account’s current investment guidelines, it intends to maintain a loan-to-value ratio at or below 30% while the companies in which a REIT fund invests may leverage a higher or lower percentage of their assets. Please see FAQ A4 for more information regarding leverage in the Account. Fourth, in addition to being subject to the risks of real estate investing, a REIT fund, unlike the TIAA Real Estate Account, is also subject to market risk and company risk. And finally, the investment performance of REIT funds can vary substantially from the performance of the Real Estate Account. For example, the Account’s volatility has been significantly lower than that of REITs over time. Over the three-, five- and ten-year periods ended December 31, 2012, the TIAA Real Estate Account realized consistently lower annualized standard deviations than REITs (as measured by the FTSE NAREIT All REIT Index). Please see FAQ F7 above for additional information. Also, please see FAQ A3 for what the TIAA Real Estate Account can invest in.

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G2.	Where can I get more detailed information about the Real Estate Account?

On the TIAA-CREF website:

TIAA Real Estate Account Fact Sheet

TIAA Real Estate Account Quarterly Performance Analysis

Securities and Exchange Commission (SEC) filings:

TIAA Real Estate Account Prospectus

TIAA Real Estate Account Form 10-K

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Annuity products are issued by TIAA (Teachers Insurance and Annuity Association), New York, NY.

Variable Annuity account options are available through contracts issued by TIAA or CREF. These contracts are designed for retirement or other long-term goals, and offer a variety of income options, including lifetime income. Payments from the variable annuity accounts and mutual funds are not guaranteed and will rise or fall based on investment performance. Mutual funds do not offer the range of income options available through annuities.

In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.

The risks associated with investing in the Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.

TIAA-CREF Individual & Institutional Services, LLC and Teachers Personal Investors Services, Inc. distribute securities products.

You should consider the investment objectives, risks, charges and expenses carefully before investing. This presentation must be preceded or accompanied by a current prospectus. Please call 888 842-0318 or go to tiaa-cref.org/advisors for additional copies that contain this and other information. Please read the prospectus carefully before investing.

The TIAA Real Estate Account has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the TIAA Real Estate Account has filed with the Securities and Exchange Commission for more complete information about the TIAA Real Estate Account and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at http://www.sec.gov. Alternatively, the TIAA Real Estate Account, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request by calling toll-free 800 842-2776. The TIAA Real Estate Account prospectus may be accessed by clicking here:

TIAA Real Estate Account Prospectus

Any guarantees under annuities issued by TIAA are subject to TIAA’s claims paying ability. Payments under CREF and the TIAA Real Estate Account are variable and will rise and fall based on investment performance.

© 2013 Teachers Insurance and Annuity Association – College Retirement Equities Fund (TIAA-CREF), 730 Third Avenue, New York, NY 10017-3206.

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